Exhibit 10.1

AMENDMENT NO. 1 TO COFFEYVILLE MASTER SERVICE AGREEMENT

This Amendment No. 1 to Coffeyville Master Service Agreement (this “Amendment”), dated as of July 24, 2026 (“Effective Date”), is by and between CVR Refining CVL, LLC, a Delaware limited liability company (“CVL Hydrocarbon”), CVR Common Assets CVL, LLC, a Delaware limited liability company (“CVL Common Asset Co.” and, collectively with CVL Hydrocarbon, “CVL”) and Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company (“CRNF”). CVL and CRNF are each referred to herein individually as a “Party” and together as the “Parties.” Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

WHEREAS, Coffeyville Resources Refining & Marketing, LLC (“CRRM”), and CRNF have previously entered into that certain Coffeyville Master Service Agreement, dated February 19, 2020, but effective as of January 1, 2020, as amended (the “Agreement”);

WHEREAS, CRRM assigned all right title and interest in the Agreement to CVL pursuant to that certain Assignment and Assumption Agreement dated February 1, 2023 (the “Assignment”);

WHEREAS, CRNF requires additional area adjacent to its existing operations for (i) the installation, construction, operation and maintenance of an ultrafiltered water line, including but not limited to a 50-foot right-of-way and area for associated facilities, and (ii) the construction and operation of a diesel exhaust fluid (“DEF”) truck loading rack; and

WHEREAS, CVL desires to provide such additional area to CRNF.

NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Agreement is hereby amended as of the Effective Date, as follows:

1. AMENDMENT.

I.Assignees.

References to CRRM in the Agreement, including all Exhibits, are deleted in their entirety and replaced with CVL Hydrocarbon or CVL Common Asset Co., as applicable, in accordance with the Assignment.

II.Exhibit A – Cross Easements

A.Easements for Specific Operations.

1.Section 2.3 of Exhibit A is hereby amended by adding a new subsection (L) to read as follows:

“(L) CVL Hydrocarbon hereby grants to CRNF, for use by its agents, employees, contractors, licensees and lessees, as an appurtenance to the Fertilizer Parcel, a perpetual, non-exclusive easement and right of way for the installation, construction, maintenance and operation of an ultrafiltered water pipeline and associated facilities as depicted on Annex S to Exhibit A of the Agreement (the “UFW Easement”).”

2.Section 7.3 of Exhibit A is hereby amended to add reference to the new Annex S depicting the UFW Easement.

3.Attachment 1, which is attached and incorporated herein, is hereby added as Annex S to Exhibit A.

III.Exhibit F – Lease

A.Premises.

1.The following paragraph is added to the end of Section 1 of Exhibit F to the Agreement:

“Subject to the covenants and conditions of this Lease, CVL Hydrocarbon leases to CRNF, and CRNF leases from CVL Hydrocarbon, a tract of land containing 13,180 square feet, more or less, located adjacent to CRNF's existing operations for the construction and operation of a DEF truck loading rack, as more particularly described in Annex A, attached and incorporated herein (the “DEF Rack Site”). The DEF Rack Site shall be part of and is included as a portion of the Premises herein.”

2.Attachment 2, which is attached and incorporated herein, is hereby added to Annex A of Exhibit F.

B.Use of Premises. Section 2 of Exhibit F is hereby amended by adding a new subsection (d) to read as follows:

“(d) The DEF Rack Site may be used for the construction, installation, operation, and maintenance of a DEF truck loading rack and related facilities, equipment, and infrastructure, subject to compliance with all applicable laws, regulations, and permit requirements.”

C.Rent Payments. Section 4 of Exhibit F is hereby amended to add the following paragraph to the end of Section 4:

“CRNF shall pay to CVL Hydrocarbon monthly installments of One Thousand Dollars ($1,000) per month for its use of the DEF Rack Site and such amount shall be included in the term “Monthly Rent” which shall be due and payable on the first day of each calendar month, in advance and without notice or demand, and shall be subject to the CPI adjustments described in the foregoing paragraph.”

2. GOVERNING LAW AND VENUE.

This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws principles of said State. The Parties agree that any action brought in connection with this Amendment may be maintained in any court of competent jurisdiction located in Houston, Texas, and each Party agrees to submit personally to the jurisdiction of any such court and hereby waives the defenses of forum non-conveniens or improper venue with respect to any action brought in any such court in connection with this Amendment.

3. COUNTERPARTS.

This Amendment may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by electronic transmission, including by electronic mail in portable document format (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of an original Amendment for all purposes.

4. MISCELLANEOUS.

Except as expressly amended by this Amendment, the Agreement remains in full force and effect and is unmodified. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall control.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

[signatures on following page]

CVR REFINING CVL, LLC

By:/s/Brent E. Traxel___________ __ ____
Name: Brent E. Traxel
Title: Vice President and General Manager
Date: July 24, 2026

CVR COMMON ASSETS CVL, LLC

By:/s/Brent E. Traxel___________________
Name: Brent E. Traxel
Title: Vice President and General Manager
Date: July 24, 2026

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC

By:/s/Robby Collums___________________
Name: Robby Collums
Title: Vice President and General Manager
Date: July 24, 2026

OMITTED ATTACHMENTS
The Attachments listed below have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or other similar attachment to the U.S. Securities and Exchange Commission upon request.
A list of the omitted attachments is as follows:
Attachment 1 –     ANNEX S to Exhibit A to the Agreement, Description of UFW Easement
Attachment 2 –     SUPPLEMENT TO ANNEX A to Exhibit F to the Agreement, Legal Description of the DEF Rack Site